Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233510) of Safe-T Group Ltd. of our report dated April 16, 2019 relating to the financial statements of NetNut Ltd., which appears in this Form 6-K.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
September 11, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax: +972 -3- 7954556, www.pwc.com/il